Exhibit 99.1

Metabolix Announces Commencement of Public Offering of Common Stock

CAMBRIDGE, Mass. (May 18, 2011) - Metabolix, Inc. (NASDAQ: MBLX), a bioscience company focused on developing sustainable solutions for plastics, chemicals and energy, today announced that it has commenced a public offering of shares of its common stock pursuant to the Company’s effective shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”).  J.P. Morgan Securities LLC will serve as the sole book-running manager and Stifel Nicolaus Weisel will serve as the co-manager for this offering.  The Company expects to offer 4.75 million newly issued shares.  The underwriters also have the option to purchase up to an additional 15% percent of the offered amount of common stock from the Company at the public offering price, less underwriting discounts and commissions, within 30 days, to cover over-allotments, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds it receives from the offering for working capital and other general corporate purposes.

The shares will be issued pursuant to an effective shelf registration statement that was previously filed with the SEC and was declared effective on May 9, 2011. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website http://www.sec.gov. Copies of the prospectus supplement relating to these securities may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or via telephone at: (866) 803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metabolix

Founded in 1992, Metabolix, Inc. is an innovation-driven bioscience company focused on providing sustainable solutions for the world’s needs for plastics, chemicals and energy. The Company is taking a systems approach, from gene to end product, integrating sophisticated biotechnology with advanced industrial practice. Metabolix is now developing and commercializing Mirel™, a family of high performance bioplastics, which are biobased and biodegradable alternatives to many petroleum—based plastics, through Telles, a joint venture between Metabolix and Archer Daniels Midland Company. Metabolix is also developing biosourced industrial chemicals and a proprietary platform technology for co-producing plastics, chemicals and energy, from crops such as switchgrass, oilseeds and sugarcane. (MBLX-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for Metabolix research and development programs, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated and are detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Media:

Schwartz Communications
Keith Giannini or Jen Barlow, 781-684-0770
metabolix@schwartzcomm.com

or

Investors:

ICR
James Palczynski, 203-682-8229
james.palczynski@icrinc.com